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                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 1998 appearing on page F-2 of PETsMART, Inc.'s Annual Report on Form 10-K for the year ended February 1, 1998.



/s/ Price Waterhouse LLP
Price Waterhouse LLP


Phoenix, Arizona
May 7, 1998